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THIS WEEK IN AUSTRALIA


Week ending March 19, 1999


ECONOMIC NEWS

o The Consumer Sentiment Index remained at a high level in March, despite falling 5.3%. The trend level of the Index is the highest since September 1994 and so consumer spending is expected to continue to support economic growth.
o Australian Treasurer Peter Costello commented that the recent rise in the sharemarket reflected the country's solid economic fundamentals. Costello cited Australia's relatively strong economic growth, despite the Asian economic downturn, an increase in employment and low inflation.

CORPORATE NEWS

o Telstra Corporation Ltd. announced that its mobile network growth had been "stunning" and that its new Code Divisional Multiple Access was expected to be profitable in the medium-term.
o Fosters Brewing Group Ltd. reported that their Carlton & United Breweries division has held talks with the Queensland Government over the possible A$40 million expansion of their brewery south-east of Brisbane.

MARKETS

o The Australian stockmarket rallied to its all time highs over the week, but the ASX All Ordinaries Index did not reach the 3,000 level.
o    The Australian dollar weakened due to a soft gold price.
o    Australian bond yields traded with US treasuries, falling over the week.


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             %                 Current      1     Week      1      month      3     months      6      months       1     Year
ASX All Ordinaries              2968      2951    +0.6%    2883    +2.9%    2749     +8.0%     2540     +16.9%    2770     +7.1%
ASX All Industrials             5349      5322    +0.5%    5228    +2.3%    4932     +8.5%     4461     +19.9%    4775    +12.0%
ASX All Resources               1017      1007    +1.0%    951     +6.9%     966     +5.3%     990      +2.7%     1166    -12.8%
Australian Dollar              0.6289    0.6370   -1.3%   0.6363   -1.2%   0.6197    +1.5%    0.5968    +5.4%    0.6618    -5.0%
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

OUTLOOK

o The result of the OPEC meeting will be key for the Australian dollar this week. In anticipation of output cuts, the oil price has risen, supporting the currency in recent weeks.
o BHP Co. Ltd. reports on Friday, and while the market expects a poor result, strong offshore demand has supported the stock's price.
o The ASX All Ordinaries Index is expected to break through the 3,000 level once the Dow Jones Industrial Average Index significantly breaks through the 10,000 level.
o The Australian stockmarket should be supported by the stronger Japanese stockmarket.
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The discussion of economic and market news is based on  information  believed to be accurate, but EquitiLink does not give any warranty in relation to the accuracy or reliability of such information. That discussion, as well as the discussion of outlook, which represents the views of EquitiLink, is subject to change as market and economic events unfold.